Exhibit 32.1

Certification of Chief Executive & Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Sweegen, Inc. a Nevada corporation (the “Company”) on Form 10-K/A for the year ended June 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Steven Chen, Chief Executive Officer, Chief Financial Officer and Treasurer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company, and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Steven Chen
Steven Chen Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director (Principal Financial Officer) November 30, 2016